Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to ING 401(k) Plan for ILIAC Agents of our report dated March 20, 2006, with respect to the consolidated financial statements of ING Belgium NV/SA included in the Annual Report on Form 20-F of ING Groep NV for the year ended December 31, 2005.

Brussels, Belgium

September 12, 2006

Ernst & Young Reviseurs d’Enterprises SCC

represented by

/s/ Marc Van Steenvoort	/s/ Pierre Anciaux
Marc Van Steenvoort Partner	Pierre Anciaux Partner